UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  June 12, 2003
                                  -------------
                        (Date of earliest event reported)


                       WORLD WIRELESS COMMUNICATIONS, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                  001-16837                87-0549700
            ------                  ---------                ----------
 (State or other jurisdiction      (Commission          (IRS Identification No.)
       of incorporation)           File Number)


  5670 Greenwood Plaza Boulevard, Suite 340, Greenwood Village, Colorado 80111
  ----------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


        Registrant's telephone number, including area code (303) 221-1944
                                                           --------------

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective June 12, 2003, World Wireless Communications, Inc. ("Company") was informed by its independent auditors, Deloitte & Touche LLP ("D&T"), that D&T had resigned as independent auditors.

(a)      Previous independent accountant.

         i. On June 12, 2003, D&T informed the Company that it had resigned.

         ii. The report of D&T on the Company's consolidated financial statements as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principle; such report did include an explanatory paragraph discussing an uncertainty as to the Company's ability to continue as a going concern. D&T did not perform an audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002.

         iii.     Not applicable.

         iv. In connection with its audits for the years referred to above and through June 12, 2003, there have not been any disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in their report on the Company's financial statements for such years.

         v. During 2000 and 2001 and through June 12, 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         vi. The Company has requested that D&T furnish to the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements that the Company has made in this Item 4. A copy of that letter, dated June 16, 2003, is filed as exhibit 16.1 to this Form 8-K.

(b)      New independent accountant.

The Company has not engaged new independent accountants. When such new independent accountants are engaged, the information required by this Item 4 (b) will be furnished.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        World Wireless Communications, Inc.


Dated:   June 16, 2003                  By: /s/ Charles N. Taylor
                                            ---------------------
                                            Charles N. Taylor
                                            Interim  President & CEO